Exhibit 2

Analyst Guide

NISSIN CO., LTD.
November, 2003

If you have any questions regarding this report,
please contact Ms. Chen or Ms. Inagaki at +813-3348-2423.

FORWARD-LOOKING STATEMENTS

     This databook contains forward-looking statements concerning the Company’s intentions, belief, current and future projections, and the management’s intention, beliefs, current and future projections concerning consolidated and non-consolidated business performances and financial conditions. All of these statements about the future represent our estimates based on information available at this time.

     Therefore, these statements do not guarantee any future results but involve potential risks and uncertainties, and that because of various factors, actual results may differ significantly from the statements about future projections. Potential risks and uncertainties that could cause our actual results to differ materially from our expectations include, among other things:

•	the effect of weak domestic economic conditions, including changes in personal bankruptcy rates;

•	competition from large consumer finance companies and other financial institutions;

•	uncertain liquidity of Japan’s capital markets and availability of funding from lenders on favorable terms;

•	potential changes to legislation, including restrictions on interest rates, to regulations for the moneylending business and government policy, including Japan’s monetary policy;

•	our exposure to negative publicity for the consumer or business finance industries generally or us specifically;

•	our ability to pursue and maintain profitable joint ventures and strategic alliances; and

•	reliability of information or technological systems and networks.

     Our expectations expressed in these forward-looking statements may not turn out to be correct, and our actual results could materially differ from and be worse than our expectation.

Contents

I	Consolidated business results

1	Consolidated business results as of or for the six months ended Sept. 30, 2003

2	Consolidated balance sheet as of Sept. 30, 2003

3	Consolidated subsidiary’s business results for the six months ended Sept. 30, 2003

4	Financial ratios

5	Adjusted per share data

II	Non-consolidated business results

6	Non-consolidated business results for the six months ended Sept. 30, 2003

7	Non-consolidated balance sheet as of Sept. 30, 2003

8	The balance of loans outstanding and the number of accounts by product

9	Applications and approvals by product

10	Demographics of customers (I)

11	Demographics of customers (II)

12	Demographics of guarantors

13	Branches/Productivity

14	Loans charged off and allowance for loan losses

15	Loans outstanding/Loans charged off /Ratio of loans charged off by region, product

16	Interest rate on loans outstanding and borrowing

17	Breakdown of borrowings as of Sept. 30, 2003

18	Financial ratios

19	Adjusted per share data

Consolidated Business Results

Japanese GAAP

Note : In this analyst guide, “FY 2003” refers to the company’s fiscal year ending March 31, 2004, and other fiscal years are referred to in a corresponding manner.

consolidated

Consolidated business results as of or for the six months
ended September 30, 2003

(millions of yen, %)

	02/9	% of total	03/9	% of total	yoy %

Total loans outstanding	166,695	100.0	170,192	100.0	2.1
Consumer loans + VIP loans	45,224	27.1	37,797	22.2	-16.4
Consumer loans	(35,701)	(21.4)	(27,668)	(16.2)	(-22.5)
VIP loans	(9,523)	(5.7)	(10,128)	(6.0)	(6.4)
Wide loans	58,755	35.3	60,073	35.3	2.2
Small business owner loans + Business Timely loans	61,626	37.0	70,663	41.5	14.7
Small business owner loans	(44,312)	(26.6)	(52,962)	(31.1)	(19.5)
Business Timely loans	(17,313)	(10.4)	(17,701)	(10.4)	(2.2)
Secured loans	1,078	0.6	1,441	0.9	33.7
Notes receivable	10	0.0	216	0.1	—

Total operating revenues	21,517	100.0	22,958	100.0	6.7
Interest income from notes and loans receivable	19,114	88.8	19,823	86.3	3.7
Consumer loans + VIP loans	6,053	28.1	5,064	22.0	-16.3
Consumer loans	(4,894)	(22.7)	(3,833)	(16.7)	(-21.7)
VIP loans	(1,159)	(5.4)	(1,231)	(5.3)	(6.2)
Wide loans	6,331	29.4	6,665	29.0	5.3
Small business owner loans + Business Timely loans	6,616	30.8	8,002	34.9	21.0
Small business owner loans	(4,382)	(20.4)	(5,736)	(25.0)	(30.9)
Business Timely loans	(2,233)	(10.4)	(2,265)	(9.9)	(1.4)
Secured loans	111	0.5	86	0.4	-22.7
Notes receivable	1	0.0	4	0.0	279.5
Other financial income	0	0.0	0	0.0	72.2
Other operating income	2,403	11.2	3,134	13.7	30.4

Total operating expenses	16,600	77.1	17,259	75.2	4.0
Financial costs	1,853	8.6	1,741	7.6	-6.1
Other operating expenses	14,747	68.5	15,518	67.6	5.2
Advertising expenses	285	1.3	67	0.3	-76.3
Commission fees	293	1.4	354	1.5	20.8
Loans charged off	0	0.0	10	0.0	—
Provision for loan losses	6,803	31.6	7,135	31.1	4.9
Salaries and employees benefits	3,162	14.7	3,350	14.6	5.9
Lease and rental expenses	1,061	4.9	959	4.2	-9.6
Other	3,140	14.6	3,640	15.9	15.9

Operating income	4,916	22.9	5,698	24.8	15.9

Other income	33	0.2	22	0.1	-34.2
Other expenses	100	0.5	177	0.8	76.3

Ordinary income	4,850	22.5	5,543	24.1	14.3

Net income	2,519	11.7	2,783	12.1	10.5

Net income per share (yen)	38.9	—	22.2	—	—

Note 1: The average number of shares of common stock outstanding for the six months ended 9/30/2002 was 64,853,411 shares.
Note 2: The average number of shares of common stock outstanding for the six months ended 9/30/2003 was 125,633,219 shares.
Note 3: Nissin Co., Ltd completed a 2 for 1 stock split in May 2003.

consolidated

Consolidated balance sheet as of September 30, 2003

	(millions of yen, %)

	03/3	% of total	03/9	% of total	yoy

Current assets	195,280	95.9	186,715	95.5	-8,564
Cash and deposits	23,612	11.6	19,257	9.9	-4,354
Notes receivable	15	0.0	216	0.1	201
Loans receivable	175,108	86.0	169,975	86.9	-5,132
Other	6,494	3.2	7,748	4.0	1,253
Allowance for loan losses	-9,949	-4.9	-10,482	-5.4	-532

Fixed assets	8,434	4.1	8,885	4.5	450
Tangible fixed assets	1,825	0.9	1,597	0.8	-228
Land	1,092	0.5	946	0.5	-145
Other	733	0.4	650	0.3	-82
Intangible fixed assets	617	0.3	1,106	0.6	489
Investments and other assets	5,991	2.9	6,181	3.1	189
Investment securities	3,082	1.5	2,822	1.4	-260
Other	4,918	2.4	5,914	3.0	995
Allowance for loan losses	-2,010	-1.0	-2,555	-1.3	-544

Total assets	203,714	100.0	195,600	100.0	-8,113

Current liabilities	64,786	31.8	73,178	37.4	8,392
Short-term borrowings	60,584	29.7	69,330	35.4	8,745
Other	4,202	2.1	3,848	2.0	-353

Long-term liabilities	94,022	46.2	75,815	38.8	-18,207
Long-term borrowings	93,610	46.0	75,414	38.6	-18,195
Other	411	0.2	400	0.2	-11

Total liabilities	158,809	78.0	148,993	76.2	-9,815

Minority interests	—	—	1	0.0	1

Common stock	6,610	3.2	6,610	3.4	0

Additional paid-in capital	8,934	4.4	8,935	4.5	1

Consolidated retained earnings	32,416	15.9	34,567	17.7	2,150

Unrealized gains (losses) on investment securities	-239	-0.1	498	0.3	738

Treasury stock	-2,816	-1.4	-4,006	-2.1	-1,190

Total shareholders’ equity	44,905	22.0	46,605	23.8	1,699

Total liabilities, minority interests and shareholders’ equity	203,714	100.0	195,600	100.0	-8,113

consolidated

Consolidated subsidiary’s business results for
the six months ended September 30, 2003

Nissin Servicer Co., Ltd.

Compare to the corresponding period of the previous year	(millions of yen, %)

	02/9	% of operating revenues	03/9	% of operating revenues	% of change

Operating revenues	590	100.0	2,109	100.0	256.9
Operating expenses	526	89.2	1,640	77.8	211.9
Cost for purchased loans	407	69.0	1,266	60.0	211.0
Other	118	20.0	374	17.8	214.7
Operating income	64	10.8	468	22.2	622.3
Ordinary income	60	10.2	406	19.3	577.4
Net income	65	11.0	229	10.9	252.6
Earnings per share (yen)	6,504.7	—	22,933.2	—	—

Note: Established in July 2001 and started operation in October 2001.

consolidated

Financial ratios

						(millions of yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Operating income	7,461	8,599	9,375	9,613	11,041	4,916	5,698
Ordinary income	7,411	8,002	9,090	9,256	10,714	4,850	5,543
Net income	3,268	4,421	5,153	4,817	5,209	2,519	2,783
Shareholders’ equity ratio (%)	25.1	24.6	24.1	24.3	22.0	23.0	23.8
Return on equity (%)	12.0	14.1	14.1	11.7	11.8	5.8	6.1
Operating income to total assets (%)	6.8	6.8	6.3	5.7	5.8	2.7	2.9
Ordinary income to total assets (%)	6.7	6.3	6.1	5.5	5.6	2.6	2.8
Return on assets (%)	3.0	3.5	3.4	2.8	2.7	1.4	1.4
Operating margin (%)	28.1	29.6	29.2	26.3	24.2	22.9	24.8
Ordinary income margin (%)	27.9	27.5	28.3	25.4	23.5	22.5	24.1
Net income margin (%)	12.3	15.2	16.0	13.2	11.4	11.7	12.1
Current ratio (%)	202.1	265.7	341.5	311.3	301.4	290.4	255.2
Fixed assets ratio (%)	35.5	37.7	32.0	24.8	18.8	25.3	19.1

consolidated

Adjusted per share data

Adjusted per share data						(yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Net income	—	—	39.3	36.2	39.8	19.4	22.2
Shareholders’ equity	—	—	297.3	327.3	354.5	339.3	377.4

% change from respective figures at the end of or for the corresponding period of previous fiscal year						(%)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Net income	—	—	—	-8.0	10.1	31.3	14.1
Shareholders’ equity (compare to the end of the previous year)	—	—	—	10.1	8.3	3.7	6.5

Per share data (unadjusted)						(yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Net income	—	—	477.5	146.1	79.6	38.9	22.2
Shareholders’ equity	—	—	3,573.3	1,310.6	709.0	678.5	377.4

Shares outstanding and stock splits						(thousands of shares)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

As of the end of the fiscal year	10,667	10,780	10,909	32,955	63,229	64,710	123,488
Weighted-average for the fiscal year	10,621	10,732	10,790	32,967	64,460	64,853	125,633

Stock splits				01/5	02/5		03/5
				1➢3	1➢2		1➢2

Issuance of common stock	99/3	00/3	01/3	02/3	03/3	02/9	03/9
	46	113	128	22,246	33,156	33,156	66,312

Note 1: 46,179 new shares were issued as a result of the exercise of warrants during FY 1998.
Note 2: 113,353 new shares were issued as a result of the exercise of warrants during FY 1999.
Note 3: 128,760 new shares were issued as a result of the exercise of warrants during FY 2000.
Note 4: 21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001.
Note 5: 428,000 new shares were issued as a result of the exercise of stock option during FY 2001.
Note 6: 33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.
Note 7: 66,312,028 new shares were issued as a result of a 2 for 1 stock split in May 2003.
Note 8: Consolidated financial statements were not prepared prior to the year ended March 31, 2001, which was the first year for which consolidated financial statements were prepared. In addition, prior to the year ended March 31, 2001, the company had no subsidiaries which had material effects on the results of it’s operations and financial position.

Non-consolidated Business Results

Japanese GAAP

non-consolidated

Non-consolidated business results as of or for the six months ended September 30, 2003

(millions of yen, %)

	02/9	% of total	03/9	% of total	yoy %

Total loans outstanding	166,695	100.0	170,192	100.0	2.1
Consumer loans + VIP loans	45,224	27.1	37,797	22.2	-16.4
Consumer loans	(35,701)	(21.4)	(27,668)	(16.2)	(-22.5)
VIP loans	(9,523)	(5.7)	(10,128)	(6.0)	(6.4)
Wide loans	58,755	35.3	60,073	35.3	2.2
Small business owner loans + Business Timely loans	61,626	37.0	70,663	41.5	14.7
Small business owner loans	(44,312)	(26.6)	(52,962)	(31.1)	(19.5)
Business Timely loans	(17,313)	(10.4)	(17,701)	(10.4)	(2.2)
Secured loans	1,078	0.6	1,441	0.9	33.7
Notes receivable	10	0.0	216	0.1	—

Total operating revenues	20,263	100.0	20,799	100.0	2.6
Interest income from notes and loans receivable	19,114	94.3	19,823	95.3	3.7
Consumer loans + VIP loans	6,053	29.9	5,064	24.3	-16.3
Consumer loans	(4,894)	(24.2)	(3,833)	(18.4)	(-21.7)
VIP loans	(1,159)	(5.7)	(1,231)	(5.9)	(6.2)
Wide loans	6,331	31.2	6,665	32.1	5.3
Small business owner loans + Business Timely loans	6,616	32.6	8,002	38.5	21.0
Small business owner loans	(4,382)	(21.6)	(5,736)	(27.6)	(30.9)
Business Timely loans	(2,233)	(11.0)	(2,265)	(10.9)	(1.4)
Secured loans	111	0.6	86	0.4	-22.7
Notes receivable	1	0.0	4	0.0	279.5
Other financial income	0	0.0	0	0.0	72.2
Other operating income	1,148	5.7	975	4.7	-15.1

Total operating expenses	15,807	78.0	15,564	74.8	-1.5
Financial costs	1,853	9.1	1,741	8.4	-6.0
Other operating expenses	13,954	68.9	13,823	66.4	-0.9
Advertising expenses	247	1.2	61	0.3	-75.3
Commission fees	406	2.0	354	1.7	-12.7
Loans charged off	0	0.0	10	0.0	—
Provision for loan losses	6,753	33.3	7,006	33.7	3.8
Salaries and employees benefits	3,027	15.0	3,218	15.5	6.3
Lease and rental expenses	1,035	5.1	936	4.5	-9.6
Other	2,483	12.3	2,235	10.7	-10.0

Operating income	4,455	22.0	5,235	25.2	17.5

Other income	46	0.1	48	0.2	3.7
Other expenses	51	0.3	42	0.2	-17.8

Ordinary income	4,450	22.0	5,241	25.2	17.8

Net income	2,387	11.8	2,665	12.8	11.6

Net income per share (yen)	36.8	—	21.2	—	—

Cash dividends per share (yen)	6.5	—	3.75	—	—

Note 1: The average number of shares of common stock outstanding for the six months ended 9/30/2002 was 64,853,411 shares.
Note 2: The average number of shares of common stock outstanding for the six months ended 9/30/2003 was 125,633,219 shares.
Note 3: Nissin Co., Ltd completed a 2 for 1 stock split in May 2003.

non-consolidated

Non-consolidated balance sheet as of September 30, 2003

(millions of yen, %)

	03/3	% of total	03/9	% of total	yoy

Current assets	191,949	95.2	181,677	95.0	-10,272
Cash and deposits	23,336	11.6	18,769	9.8	-4,567
Notes receivable	15	0.0	2.16	0.1	201
Loans receivable	175,108	86.8	169,975	88.9	-5,132
Other	3,307	1.6	2,946	1.5	-360
Allowance for loan losses	-9,818	-4.9	-10,231	-5.3	-413

Fixed assets	9,731	4.8	9,640	5.0	-90
Tangible fixed assets	1,812	0.9	1,585	0.8	-227
Land	1,092	0.5	946	0.5	-145
Other	720	0.4	638	0.3	-81
Intangible fixed assets	616	0.3	1,105	0.6	488
Investments and other assets	7,301	3.6	6,950	3.6	-351
Investment securities	3,728	1.8	4,106	2.1	378
Other	5,583	2.8	5,398	2.8	-184
Allowance for loan losses	-2,010	-1.0	-2,555	-1.3	-544

Total assets	201,680	100.0	191,318	100.0	-10,362

Current liabilities	64,157	31.8	71,821	37.5	7,664
Short-term borrowings	60,166	29.8	68,265	35.7	8,099
Other	3,990	2.0	3,555	1.8	-435

Long-term liabilities	92,640	45.9	72,993	38.2	-19,647
Long-term borrowings	88,654	44.0	69,820	36.5	-18,833
Other	3,986	1.9	3,172	1.7	-813

Total liabilities	156,797	77.7	144,814	75.7	-11,983

Common stock	6,610	3.3	6,610	3.4	0

Additional paid-in capital	8,934	4.4	8,935	4.7	1

Retained earnings	32,394	16.1	34,465	18.0	2,071
Legal reserve	400	0.2	400	0.2	0
General reserves	26,800	13.3	30,800	16.1	4,000
Unappropriated retained earnings	5,193	2.6	3,265	1.7	-1,928

Unrealized gains (losses) on other securities	-239	-0.1	498	0.3	738

Treasury stock	-2,816	-1.4	-4,006	-2.1	-1,190

Total shareholders’ equity	44,883	22.3	46,503	24.3	1,620

Total liabilities shareholders’ equity	201,680	100.0	191,318	100.0	-10,362

non-consolidated

The balance of loans outstanding and the number of accounts by product

	(millions of yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total loans outstanding	97,510	111,484	127,217	154,022	175,123	166,695	170,192

Consumer loans + VIP loans	43,216	42,496	43,278	46,179	40,938	45,224	37,797
Consumer loans	43,216	42,416	39,268	37,247	31,300	35,701	27,668
VIP loans	—	80	4,010	8,932	9,638	9,523	10,128
Wide loans	36,393	42,907	46,762	54,027	62,767	58,755	60,073
Small business owner loans + Business Timely loans	16,782	24,327	35,428	52,498	69,953	61,626	70,663
Small business owner loans	16,782	24,229	27,756	36,464	52,651	44,312	52,962
Business Timely loans	—	97	7,671	16,034	17,302	17,313	17,701
Secured loans	953	1,706	1,706	1,304	1,449	1,078	1,441
Notes receivable	163	46	40	11	15	10	216

% of total	(%)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total loans outstanding	100.0	100.0	100.0	100.0	100.0	100.0	100

Consumer loans + VIP loans	44.3	38.0	34.0	30.0	23.4	27.1	22.2
Consumer loans	44.3	37.9	30.8	24.2	17.9	21.4	16.2
VIP loans	—	0.1	3.2	5.8	5.5	5.7	6.0
Wide loans	37.3	38.5	36.8	35.1	35.8	35.3	35.3
Small business owner loans + Business Timely loans	17.2	21.8	27.8	34.1	40.0	37.0	41.5
Small business owner loans	17.2	21.7	21.8	23.7	30.1	26.6	31.1
Business Timely loans	—	0.1	6.0	10.4	9.9	10.4	10.4
Secured loans	1.0	1.5	1.4	0.8	0.8	0.6	0.9
Notes receivable	0.2	0.0	0.0	0.0	0.0	0.0	0.1

	(accounts)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total number of accounts	167,494	166,530	171,645	187,456	180,087	187,459	170,788

Consumer loans + VIP loans	138,492	129,646	123,200	125,393	106,731	119,620	96,224
Consumer loans	138,492	129,547	118,190	114,749	95,195	108,237	83,992
VIP loans	—	99	5,010	10,644	11,536	11,383	12,232
Wide loans	20,118	24,560	27,959	31,447	35,705	33,415	35,345
Small business owner loans + Business Timely loans	8,528	11,826	20,002	30,241	37,337	34,087	38,877
Small business owner loans	8,528	11,703	13,523	17,002	22,826	19,677	23,643
Business Timely loans	—	123	6,479	13,239	14,511	14,410	15,234
Secured loans	296	436	439	357	286	315	266
Notes receivable	60	62	45	18	28	22	76

Average balance of loans per account	(thousands of yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Consumer loans + VIP loans	312	327	351	368	383	378	392
Consumer loans	312	327	332	324	328	329	329
VIP loans	—	813	800	839	835	836	828
Wide loans	1,808	1,747	1,672	1,718	1,757	1,758	1,699
Small business owner loans + Business Timely loans	1,967	2,057	1,771	1,736	1,873	1,807	1,817
Small business owner loans	1,967	2,070	2,053	2,145	2,306	2,252	2,240
Business Timely loans	—	789	1,183	1,211	1,192	1,201	1,161
Secured loans	3,219	3,914	3,886	3,655	5,066	3,423	5,420
Notes receivable	2,716	741	888	616	547	467	2,849

non-consolidated

Applications and approvals by product

	(accounts, %)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Consumer loans

Number of applications	106,965	93,813	99,225	176,803	66,117	42,117	17,848
Number of approvals	31,341	30,177	28,640	38,529	17,505	12,042	4,372
Ratio of approval (%)	29.30	32.17	28.86	21.79	26.48	28.59	24.50

VIP loans

Number of applications	—	152	5,605	7,033	2,809	1,653	1,693
Number of approvals	—	101	5,028	6,599	2,579	1,527	1,574
Ratio of approval (%)	—	66.45	89.71	93.83	91.81	92.38	92.97

Wide Loans

Number of applications	8,975	10,629	10,430	12,507	15,485	7,671	5,674
Number of approvals	7,924	8,813	8,129	10,003	12,524	6,180	4,458
Ratio of approval (%)	88.29	82.91	77.94	79.98	80.88	80.56	78.57

Small business owner loans

Number of applications	3,537	6,045	4,955	6,615	10,202	4,842	3,628
Number of approvals	3,248	5,471	4,334	6,034	9,332	4,385	3,142
Ratio of approval (%)	91.83	90.50	87.47	91.22	91.47	90.56	86.60

Business Timely loans

Number of applications	—	195	13,182	22,461	17,999	10,035	8,708
Number of approvals	—	123	10,488	14,439	6,826	3,920	3,800
Ratio of approval (%)	—	63.59	79.56	64.28	37.92	39.06	43.64

Secured loans

Number of applications	233	357	267	102	93	40	38
Number of approvals	191	276	199	68	65	24	25
Ratio of approval (%)	81.97	77.31	74.53	66.67	69.89	60.00	65.79

Notes receivable

Number of applications	258	289	280	137	110	48	131
Number of approvals	179	201	204	102	90	36	97
Ratio of approval (%)	69.38	69.55	72.86	74.45	81.82	75.00	74.05

Note 1: The figures for Consumer loans do not include the numbers of applications and approvals through tie-up companies since the beginning of FY2002.
Note 2: The number of approvals for Business Timely loans refers to the number of cardholders, which includes credit lines with zero balances.

non-consolidated

Demographics of customers (I)

	Consumer loans				Wide loans

	01/9	02/9	03/9	yoy%	01/9	02/9	03/9	yoy%

Number of accounts	123,231	119,620	96,224	-19.6	29,405	33,415	35,345	5.8
% of total

By gender
Male	46.8	48.6	48.4	-0.2	50.2	50.5	52.2	1.7
Female	53.2	51.4	51.6	0.2	49.8	49.5	47.8	-1.7
By age
20 ~ 30 years old	21.9	18.6	15.4	-3.2	23.6	20.4	20.6	0.2
30 ~ 40 years old	27.5	28.2	28.1	-0.1	29.9	30.8	30.8	0.0
40 ~ 50 years old	23.4	22.6	23.1	0.5	24.3	23.6	23.0	-0.6
50 ~ 60 years old	17.9	18.7	19.8	1.1	17.3	18.8	19.0	0.2
60 years old or over	9.3	11.9	13.6	1.7	4.8	6.4	6.6	0.2
By annual income
Less than 3 million	59.7	58.6	58.6	0.0	52.1	52.9	53.5	0.6
3 million ~ 5 million	28.1	28.6	28.5	-0.1	34.0	34.0	34.0	0.0
5 million ~ 7 million	7.7	7.6	7.8	0.2	10.1	9.5	8.9	-0.6
7 million ~ 9 million	2.4	2.5	2.5	0.0	2.6	2.5	2.5	0.0
9 million or more	2.1	2.7	2.6	-0.1	1.2	1.1	1.1	0.0
By years of service
Less than 1 year	16.8	16.3	15.2	-1.1	11.1	12.8	11.9	-0.9
1 ~ 3 years	14.0	15.0	12.8	-2.2	15.6	16.3	17.3	1.0
3 ~ 5 years	13.8	13.5	13.2	-0.3	17.7	17.2	16.9	-0.3
5 ~ 10 years	24.6	24.0	24.8	0.8	29.2	27.8	27.3	-0.5
10 ~ 15 years	14.1	14.4	15.4	1.0	13.9	14.0	14.4	0.4
15 ~ 20 years	6.4	6.2	6.9	0.7	5.8	5.5	5.6	0.1
20 years or over	10.3	10.6	11.7	1.1	6.7	6.4	6.6	0.2
By amount
Less than 0.1 million	12.2	11.8	11.0	-0.8	1.2	1.3	1.3	0.0
0.1 ~ 0.2 million	12.6	12.3	12.0	-0.3	1.4	1.4	1.7	0.3
0.2 ~ 0.3 million	13.2	13.5	12.8	-0.7	1.8	1.7	1.8	0.1
0.3 ~ 0.4 million	12.0	12.3	12.8	0.5	2.1	1.9	1.8	-0.1
0.4 ~ 0.5 million	42.6	41.2	39.7	-1.5	2.3	2.1	2.4	0.3
0.5 ~ 1 million	7.4	8.9	11.7	2.8	15.7	13.8	14.7	0.9
1 ~ 1.5 million	—	—	—	—	16.2	16.3	16.8	0.5
1.5 ~ 2 million	—	—	—	—	21.1	20.1	21.6	1.5
2 ~ 2.5 million	—	—	—	—	17.1	18.1	18.9	0.8
2.5 ~ 3 million	—	—	—	—	18.8	20.1	16.7	-3.4
3 million or more	—	—	—	—	2.3	3.2	2.3	-0.9
By occupation
Salaried employee	65.1	68.2	65.3	-2.9	—	—	87.4	—
Self-employed	17.9	18.6	19.4	0.8	—	—	1.7	—
Housewife	11.4	10.0	9.4	-0.6	—	—	6.0	—
Others	5.6	3.2	5.9	2.7	—	—	4.9	—

non-consolidated

Demographics of customers (II)

	Small business owner loans				Business Timely loans

	01/9	02/9	03/9	yoy%	01/9	02/9	03/9	yoy%

Number of accounts	14,856	19,677	23,643	20.2	10,206	14,410	15,234	5.7
% of total

By gender
Male	64.8	65.4	66.8	1.4	58.2	60.7	62.6	1.9
Female	35.2	34.6	33.2	-1.4	41.8	39.3	37.4	-1.9
By age
20 ~ 30 years old	5.3	3.7	3.2	-0.5	3.2	2.1	1.9	-0.2
30 ~ 40 years old	21.0	19.6	18.8	-0.8	15.0	13.7	13.3	-0.4
40 ~ 50 years old	27.1	25.6	25.3	-0.3	27.0	25.5	25.3	-0.2
50 ~ 60 years old	33.4	34.5	34.8	0.3	38.5	38.3	37.7	-0.6
60 years old or over	13.2	16.6	17.9	1.3	16.3	20.4	21.8	1.4
By annual income
Less than 3 million	29.8	24.7	23.2	-1.5	10.4	7.1	11.8	4.7
3 million ~ 5 million	24.7	26.8	31.4	4.6	21.1	14.3	20.2	5.9
5 million ~ 7 million	15.7	16.4	18.0	1.6	13.9	11.1	12.8	1.7
7 million ~ 9 million	9.2	9.7	9.5	-0.2	9.9	10.6	9.8	-0.8
9 million or more	20.5	22.4	17.9	-4.5	44.7	56.9	45.4	-11.5
By years of service (years of opening)
Less than 1 year	12.7	8.1	5.3	-2.8	2.6	1.8	1.6	-0.2
1 ~ 3 years	10.7	10.8	10.0	-0.8	15.7	12.9	9.0	-3.9
3 ~ 5 years	12.2	12.6	12.5	-0.1	13.4	13.1	13.4	0.3
5 ~ 10 years	22.1	23.7	24.7	1.0	20.8	22.0	24.1	2.1
10 ~ 15 years	15.8	17.1	17.6	0.5	16.3	16.9	16.9	0.0
15 ~ 20 years	8.8	9.2	9.7	0.5	10.3	10.9	11.4	0.5
20 years or over	17.7	18.5	20.2	1.7	21.0	22.4	23.6	1.2
By amount
Less than 0.1 million	0.8	0.9	0.8	-0.1	0.7	1.1	1.1	0.0
0.1 ~ 0.2 million	1.1	1.0	1.0	0.0	1.6	1.4	1.4	0.0
0.2 ~ 0.3 million	1.8	1.1	1.2	0.1	2.1	2.0	1.8	-0.2
0.3 ~ 0.4 million	1.7	1.2	1.4	0.2	2.4	2.2	2.4	0.2
0.4 ~ 0.5 million	1.6	1.5	1.7	0.2	4.1	4.1	4.3	0.2
0.5 ~ 1 million	13.1	10.9	11.3	0.4	43.5	46.4	45.8	-0.7
1 ~ 1.5 million	12.8	12.6	12.1	-0.5	9.3	7.4	12.9	5.5
1.5 ~ 2 million	17.9	16.5	17.3	0.8	35.0	34.9	30.0	-4.9
2 ~ 2.5 million	14.3	14.0	13.6	-0.4	1.3	0.5	0.3	-0.2
2.5 ~ 3 million	17.1	17.4	16.5	-0.9	0.0	0.0	0.0	0.0
3 million or more	17.8	22.9	23.1	0.2	0.0	0.0	0.0	0.0
By industry
Manufacturing	5.6	5.6	5.5	-0.1	4.3	4.4	5.0	0.6
Construction	15.5	16.4	16.5	0.1	4.1	4.5	5.4	0.9
Transportation/communication	4.3	4.2	4.0	-0.2	0.9	0.9	1.0	0.1
Wholesale/retail/restaurant	44.5	49.3	49.7	0.4	72.7	70.0	67.0	-3.0
Finance/insurance	0.7	0.7	0.7	0.0	0.3	0.3	0.4	0.1
Real estate broker	1.1	1.0	1.2	0.2	1.0	1.1	1.2	0.1
Service industry	14.8	16.9	18.0	1.1	16.2	18.1	19.2	1.1
Others	13.5	5.9	4.4	-1.5	0.5	0.7	0.8	0.1

non-consolidated

Demographics of guarantors

	Wide loans				Small business owner loans

	01/9	02/9	03/9	yoy%	01/9	02/9	03/9	yoy%

Number of accounts	29,405	33,415	35,345	5.8	14,856	19,677	23,643	20.2
% of total

By gender
Male	67.6	63.9	61.7	-2.2	76.8	73.6	72.1	-1.5
Female	32.4	36.1	38.3	2.2	23.2	26.4	27.9	1.5
By age
20 ~ 30 years old	31.0	31.9	31.4	-0.5	19.1	20.3	19.3	-1.0
30 ~ 40 years old	25.5	24.0	23.4	-0.6	25.8	24.8	24.8	0.0
40 ~ 50 years old	17.5	16.3	15.8	-0.5	23.2	22.0	21.6	-0.4
50 ~ 60 years old	17.8	17.4	17.6	0.2	21.9	21.5	21.7	0.2
60 years old or over	8.2	10.4	11.8	1.4	10.0	11.4	12.6	1.2
By annual income
Less than 3 million	38.7	45.2	48.9	3.7	26.7	29.4	31.6	2.2
3 million ~ 5 million	42.1	38.4	36.3	-2.1	39.4	39.3	38.7	-0.6
5 million ~ 7 million	13.0	11.1	9.9	-1.2	19.0	17.7	17.1	-0.6
7 million ~ 9 million	3.8	3.3	3.0	-0.3	7.7	7.2	6.8	-0.4
9 million or more	2.4	2.0	1.9	-0.1	7.2	6.4	5.8	-0.6
By years of service
Less than 1 year	4.0	5.9	5.4	-0.5	5.6	5.8	4.4	-1.4
1 ~ 3 years	18.5	13.5	14.6	1.1	15.6	11.5	12.3	0.8
3 ~ 5 years	14.6	14.8	15.1	0.3	11.7	12.5	12.6	0.1
5 ~ 10 years	27.8	28.3	28.1	-0.2	23.6	24.1	24.6	0.5
10 ~ 15 years	14.7	16.5	15.8	-0.7	15.4	17.6	17.5	-0.1
15 ~ 20 years	7.6	7.4	7.3	-0.1	9.0	8.9	8.7	-0.2
20 years or over	12.8	13.6	13.7	0.1	19.1	19.6	19.9	0.3
By borrowings from finance companies
0~1 company	83.8	81.3	81.9	0.6	85.2	82.8	83.5	0.7
2 companies	8.9	10.2	10.2	0.0	7.6	9.4	9.7	0.3
3 companies	3.3	3.7	3.6	-0.1	3.0	3.6	3.4	-0.2
4 companies	1.5	1.7	1.6	-0.1	1.4	1.6	1.4	-0.2
5 companies	1.0	1.2	1.0	-0.2	1.2	1.1	0.8	-0.3
6 companies	0.6	0.8	0.8	0.0	0.7	0.7	0.6	-0.1
7 companies or more	0.9	1.1	0.9	-0.2	0.9	0.8	0.6	-0.2
By occupation
Salaried employee	84.2	89.5	83.5	-6.0	73.5	81.0	75.6	-5.4
Self-employed	6.9	7.5	7.6	0.1	15.4	16.3	16.1	-0.2
House wife	0.7	1.0	1.2	0.2	0.3	0.6	0.6	0.0
Others	8.2	2.0	7.7	5.7	10.8	2.1	7.7	5.6
By relationship with the applicant
Acquaintance	10.9	9.2	8.2	-1.0	12.1	10.9	9.7	-1.2
Friend	23.3	22.6	22.6	0.0	28.5	28.9	29.6	0.7
Close relative living with applicant	21.0	23.9	25.9	2.0	15.5	17.7	19.1	1.4
Close relative not living with applicant	40.1	40.2	39.5	-0.7	34.1	35.5	35.4	-0.1
Other relative	4.3	3.7	3.4	-0.3	5.9	4.7	4.3	-0.4
Others	0.4	0.4	0.4	0.0	3.9	2.3	1.9	-0.4

non-consolidated

Branches / Productivity

Number of offices by region at period end

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total number of offices	49	59	67	72	72	72	72
Hokkaido	1	1	1	2	2	2	2
Tohoku	4	4	4	5	5	5	5
Kanto	12	24	28	26	25	25	26
Chubu	7	7	7	7	7	7	7
Kinki	4	6	8	12	12	12	12
Chugoku	4	4	4	5	5	5	5
Shikoku	10	6	6	6	6	6	5
Kyushu	7	7	9	9	10	10	10

Number of automated loan application machines	13	16	16	—	—	—	—
Number of tie-up CD/ATMs	608	1,084	1,049	1,111	1,108	1,101	1,109

Note 1:	These figures do not include unmanned offices.
Note 2:	Automated loan application machines and tie-up CD/ATMs were operational in the Shikoku area only.
All automated loan application machines were closed in August 2001.

Productivity at period end or for fiscal year	(millions of yen)

		99/3	00/3	01/3	02/3	03/3	02/9	03/9

General branch	loans outstanding	95,322	104,694	109,755	125,819	135,343	131,167	119,528
Number of offices		47	45	47	50	50	50	49
Number of employees		411	394	399	448	413	442	447
Loans outstanding/office		2,028	2,326	2,335	2,516	2,706	2,623	2,439
Accounts/office		3,542	3,612	3,386	3,340	3,107	3,278	2,864
Small business owner loan office	loans outstanding	2,187	6,790	17,462	28,202	39,780	35,527	50,663
Number of offices		2	14	20	22	22	22	23
Number of employees		28	97	158	193	202	220	250
Loans outstanding/office		1,093	485	873	1,281	1,808	1,614	2,202
Accounts/office		508	283	624	927	1,124	1,072	1,323
Total	loans outstanding	97,510	111,484	127,217	154,022	175,123	166,695	170,192
Number of offices		49	59	67	72	72	72	72
Number of employees in all		555	604	690	826	813	868	890
Number of employees in branch offices		439	491	557	641	615	662	697
Loans outstanding/ employee		176	184	184	186	215	192	191
Accounts/employee		302	276	249	226	221	216	191
Ordinary income/employee		13.4	13.2	13.4	11.4	12.6	5.1	5.8
Net income/employee		5.9	7.3	7.6	6	6.1	2.8	2.9
Loans outstanding/office		1,990	1,889	1,898	2,139	2,432	2,315	2,363
Ordinary income/office		151.3	135.6	137.6	131.0	143.1	61.8	72.7
Net income/office		66.7	74.9	78.1	69.1	68.7	33.2	37.0

non-consolidated

Loans charged off and allowance for loan losses

Loans charged off	(millions of yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total loans outstanding	100,037	113,884	129,256	156,073	177,751	169,245	173,528

Consumer loans + VIP loans	43,216	42,496	43,278	46,179	40,938	45,224	37,797
Consumer loans	43,216	42,416	39,268	37,247	31,300	9,523	27,668
VIP loans	—	80	4,010	8,932	9,638	35,701	10,128
Wide Loans	37,928	44,294	47,765	55,033	63,992	60,032	61,686
Small business owner loans + Business Timely loans	17,762	25,324	36,353	53,421	71,217	62,770	72,301
Small business owner loans	17,762	25,226	28,682	37,386	53,915	45,457	54,600
Business Timely loans	—	97	7,671	16,034	17,302	17,313	17,701
Secured loans	966	1,722	1,817	1,427	1,588	1,206	1,526
Notes receivable	163	46	40	11	15	10	216

Total loans charged off	4,351	4,454	5,057	6,982	10,337	4,732	6,058

Consumer loans + VIP loans	3,585	3,389	3,378	3,883	4,868	2,455	2,479
Consumer loans	3,585	3,389	3,378	3,721	4,414	2,249	2,201
VIP loans	—	—	0	162	453	206	278
Wide Loans	378	618	804	1,229	2,225	890	1,509
Small business owner loans + Business Timely loans	387	446	867	1,820	3,220	1,379	2,021
Small business owner loans	387	446	756	991	1,640	635	1,180
Business Timely loans	—	—	110	829	1,579	744	840
Secured loans	0	0	4	48	23	7	47
Notes receivable	—	—	3	—	—	—	—

Ratio of loans charged off (a)	4.17%	3.76%	3.77%	4.28%	5.50%	2.72%	3.37%

Consumer loans + VIP loans	7.66%	7.39%	7.24%	7.76%	10.63%	5.15%	6.16%
Consumer loans	7.66%	7.39%	7.91%	9.08%	12.36%	5.93%	7.37%
VIP loans	—	—	0.12%	1.78%	4.49%	2.12%	2.67%
Wide Loans	0.99%	1.38%	1.66%	2.19%	3.36%	1.46%	2.39%
Small business owner loans + Business Timely loans	2.13%	1.73%	2.33%	3.30%	4.33%	2.15%	2.72%
Small business owner loans	2.13%	1.74%	2.57%	2.58%	2.95%	1.38%	2.12%
Business Timely loans	—	—	1.42%	4.92%	8.36%	4.12%	4.53%
Secured loans	0.01%	0.03%	0.22%	3.25%	1.45%	0.59%	3.04%
Notes receivable	—	—	7.28%	—	—	—	—

Note: Bankrupt and delinquent loans receivable are included in loan outstanding.

Allowance for loan losses	(millions of yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Allowance for loan losses	6,158	7,032	7,482	8,831	11,828	10,852	12,786

Untaxable	4,960	5,528	5,942	6,757	7,764	7,427	9,246
Taxable	1,197	1,503	1,539	2,074	4,063	3,424	3,540

Allowance for loan losses ratio (b)	6.16%	6.17%	5.79%	5.66%	6.65%	6.41%	7.37%

Note:	(a) to the sum of loans outstanding + loans charged off;
(b) to loans outstanding after loans are charged off.

Loans outstanding/Loans charged off/Ratio of loans charged off by region, product

	(millions of yen, %)

(Year end)	99/3			00/3			01/3

	loans outstanding	loans charged off	ratio	loans outstanding	loans charged off	ratio	loans outstanding	loans charged off	ratio

Total	97,510	4,351	4.17	111,484	4,454	3.76	127,217	5,057	3.77

Hokkaido	3,318	205	5.61	3,657	184	4.65	3,959	162	3.86

Consumer loans	1,303	167	11.40	1,247	126	9.23	1,325	109	7.64
Wide loans	1,538	26	1.57	1,809	39	2.02	1,908	40	2.03
Small business owner loans	446	11	2.32	565	18	2.98	574	11	1.93
Business Timely loans	—	—	—	—	—	—	130	—	—
Secured loans	30	—	—	35	—	—	21	—	—
Notes receivable	—	—	—	—	—	—	—	—	—

Tohoku	5,786	218	3.54	6,352	206	3.07	6,783	261	3.67

Consumer loans	2,021	183	8.32	2,050	161	7.31	2,220	182	7.58
Wide loans	2,626	25	0.93	2,948	33	1.07	3,085	44	1.42
Small business owner loans	1,086	9	0.80	1,265	11	0.87	1,265	33	2.51
Business Timely loans	—	—	—	—	—	—	113	0	0.73
Secured loans	52	—	—	82	—	—	93	—	—
Notes receivable	—	—	—	7	—	—	5	—	—

Kanto	22,864	1,102	4.34	29,659	1,097	3.40	37,694	1,442	3.63

Consumer loans	8,748	882	8.94	8,654	783	8.30	9,219	802	8.01
Wide loans	7,917	118	1.36	9,480	155	1.55	10,264	204	1.91
Small business owner loans	5,913	100	1.56	10,877	159	1.40	12,051	351	2.76
Business Timely loans	—	—	—	—	—	—	5,506	80	1.44
Secured loans	276	—	—	628	—	0.05	640	—	0.04
Notes receivable	8	—	—	20	—	—	11	2	15.49

Chubu	11,857	442	4.16	13,452	438	3.28	15,128	526	3.31

Consumer loans	4,696	391	8.97	4,644	361	7.23	5,025	356	6.62
Wide loans	4,870	35	0.84	5,836	59	0.99	6,360	88	1.35
Small business owner loans	2,170	14	0.78	2,763	18	0.65	3,255	78	2.30
Business Timely loans	—	—	—	—	—	—	282	2	0.88
Secured loans	108	—	—	209	—	—	205	—	—
Notes receivable	10	—	—	—	—	—	—	1	—

Kinki	13,318	573	3.71	16,005	692	4.07	18,359	796	4.09

Consumer loans	5,937	482	6.99	6,226	516	7.66	6,306	530	7.77
Wide loans	5,124	42	0.72	6,558	107	1.57	7,247	127	1.70
Small business owner loans	2,162	48	1.91	2,956	68	2.18	3,619	119	3.07
Business Timely loans	—	—	—	—	—	—	969	17	1.79
Secured loans	93	—	—	265	—	—	213	—	—
Notes receivable	—	—	—	—	—	—	2	—	—

Chugoku	10,251	506	4.58	11,069	528	4.45	11,152	485	4.09

Consumer loans	4,327	400	8.47	4,050	377	8.53	3,780	339	8.24
Wide loans	4,395	48	1.06	5,061	95	1.80	5,200	87	1.62
Small business owner loans	1,443	57	3.51	1,831	55	2.76	1,957	53	2.56
Business Timely loans	—	—	—	—	—	—	99	0	0.88
Secured loans	84	—	—	127	—	—	114	4	3.30
Notes receivable	—	—	—	—	—	—	—	—	—

Shikoku	14,290	560	3.73	14,441	551	3.63	14,938	607	3.89

Consumer loans	10,280	483	4.50	9,892	488	4.70	9,643	530	5.21
Wide loans	2,543	26	1.00	3,171	31	0.97	3,613	47	1.28
Small business owner loans	1,070	50	4.11	1,114	30	2.52	1,348	29	2.09
Business Timely loans	—	—	—	—	—	—	55	—	—
Secured loans	254	0	0.05	249	—	—	257	—	—
Notes receivable	142	—	—	15	—	—	20	—	—

Kyushu	15,821	742	4.38	16,830	752	4.19	19,200	775	3.81

Consumer loans	5,900	592	9.13	5,729	572	9.09	5,758	527	8.39
Wide loans	7,376	54	0.71	8,041	96	1.15	9,082	162	1.72
Small business owner loans	2,488	95	3.46	2,952	83	2.61	3,684	78	2.00
Business Timely loans	—	—	—	—	—	—	513	7	1.48
Secured loans	54	—	—	108	—	—	160	—	—
Notes receivable	1	—	—	—	—	—	—	—	—

	(millions of yen, %)

(Year end)	02/3			03/3

	loans outstanding	loans charged off	ratio	loans outstanding	loans charged off	ratio

Total	154,022	6,982	4.28	175,123	10,337	5.50

Hokkaido	5,171	220	4.05	6,387	384	5.59

Consumer loans	1,553	132	7.88	1,424	211	12.92
Wide loans	2,258	47	2.01	2,783	106	3.36
Small business owner loans	908	20	2.17	1,587	25	1.53
Business Timely loans	439	20	4.43	571	40	6.63
Secured loans	11	—	—	19	—	—
Notes receivable	—	—	—	—	—	—

Tohoku	8,289	370	4.21	9,878	598	5.65

Consumer loans	2,508	233	8.50	2,264	307	11.97
Wide loans	3,536	76	2.06	4,356	159	3.47
Small business owner loans	1,616	44	1.21	2,514	84	3.21
Business Timely loans	554	16	2.86	690	46	6.33
Secured loans	71	0	0.07	52	—	—
Notes receivable	—	—	—	—	—	—

Kanto	48,270	2,231	4.37	56,779	3,248	5.33

Consumer loans	10,782	959	8.17	9,910	1,223	10.99
Wide loans	12,719	298	2.25	15,789	541	3.25
Small business owner loans	14,954	396	2.53	21,034	631	2.85
Business Timely loans	9,277	564	5.74	9,161	846	8.46
Secured loans	530	12	2.08	876	5	0.55
Notes receivable	5	—	—	6	—	—

Chubu	18,718	629	3.21	19,750	1,161	5.48

Consumer loans	5,739	401	6.53	4,642	590	11.28
Wide loans	7,208	130	1.74	7,714	281	3.47
Small business owner loans	4,455	71	1.54	5,893	169	2.74
Business Timely loans	1,169	17	1.50	1,402	111	7.38
Secured loans	145	8	4.87	97	7	5.70
Notes receivable	—	—	—	—	—	—

Kinki	24,089	1,260	4.91	30,501	1,844	5.62

Consumer loans	6,775	697	9.33	6,539	828	11.24
Wide loans	8,426	224	2.54	10,351	368	3.37
Small business owner loans	5,927	174	2.80	10,239	296	2.74
Business Timely loans	2,822	145	4.89	3,252	350	9.74
Secured loans	136	19	12.21	118	0	0.68
Notes receivable	0	—	—	0	—	—

Chugoku	12,041	550	4.31	12,849	759	5.52

Consumer loans	3,869	310	7.43	3,316	373	10.11
Wide loans	5,458	133	2.36	5,735	223	3.67
Small business owner loans	2,152	95	4.11	3,101	114	3.49
Business Timely loans	481	8	1.71	645	46	6.76
Secured loans	79	1	2.02	49	3	6.07
Notes receivable	—	—	—	—	—	—

Shikoku	15,318	743	4.61	15,358	842	5.17

Consumer loans	8,991	589	6.16	7,715	651	7.79
Wide loans	4,250	97	2.21	4,956	106	2.09
Small business owner loans	1,726	44	2.47	2,279	67	2.85
Business Timely loans	156	11	6.76	276	10	3.66
Secured loans	188	1	0.65	122	5	4.35
Notes receivable	5	—	—	7	—	—

Kyushu	22,122	974	4.15	23,617	1,493	5.85

Consumer loans	5,957	558	8.57	5,123	681	11.74
Wide loans	10,168	222	2.10	11,079	437	3.71
Small business owner loans	4,721	143	2.85	6,000	250	3.90
Business Timely loans	1,134	45	3.88	1,302	125	8.81
Secured loans	141	3	2.51	112	—	—
Notes receivable	—	—	—	—	—	—

	(millions of yen, %)

(Year end)	02/9			03/9

	loans outstanding	loans charged off	ratio	loans outstanding	loans charged off	ratio

Total	166,695	4,732	2.72	170,192	6,058	3.37

Hokkaido	5,832	170	2.80	6,294	265	3.94

Consumer loans	1,586	103	6.12	1,331	105	7.33
Wide loans	2,508	44	1.69	2,667	82	2.87
Small business owner loans	1,202	4	0.38	1,683	41	2.35
Business Timely loans	519	18	3.43	591	36	5.77
Secured loans	14	—	—	20	—	—
Notes receivable	—	—	—	—	—	—

Tohoku	9,179	268	2.79	9,808	308	3.00

Consumer loans	2,550	149	5.55	2,074	156	7.02
Wide loans	3,915	61	1.50	4,289	79	1.79
Small business owner loans	2,004	32	1.54	2,640	38	1.42
Business Timely loans	639	24	3.74	753	27	3.58
Secured loans	69	—	—	51	5	8.69
Notes receivable	—	—	—	—	—	—

Kanto	53,137	1,560	2.81	57,001	1,870	3.11

Consumer loans	10,806	644	5.63	9,498	618	6.12
Wide loans	14,537	202	1.34	15,756	396	2.38
Small business owner loans	17,866	268	1.44	21,296	444	1.99
Business Timely loans	9,480	441	4.45	9,297	403	4.16
Secured loans	444	3	0.70	947	6	0.66
Notes receivable	1	—	—	204	—	—

Chubu	20,506	539	2.52	20,227	721	3.39

Consumer loans	5,735	322	5.32	4,600	336	6.82
Wide loans	7,884	109	1.34	7,859	175	2.13
Small business owner loans	5,367	69	1.24	6,215	149	2.29
Business Timely loans	1,402	38	2.68	1,439	46	3.11
Secured loans	116	0	0.20	106	14	11.41
Notes receivable	—	—	—	6	—	—

Kinki	26,752	770	2.76	27,639	1,117	3.81

Consumer loans	6,598	377	5.41	5,576	394	6.61
Wide loans	9,057	155	1.66	9,117	249	2.59
Small business owner loans	7,807	93	1.16	9,673	247	2.41
Business Timely loans	3,172	143	4.32	3,206	219	6.41
Secured loans	116	0	0.14	65	6	8.25
Notes receivable	0	—	—	—	—	—

Chugoku	12,601	334	2.55	12,259	442	3.43

Consumer loans	3,686	178	4.62	3,037	180	5.61
Wide loans	5,656	95	1.63	5,352	158	2.81
Small business owner loans	2,598	39	1.46	3,141	75	2.30
Business Timely loans	595	20	3.35	691	25	3.60
Secured loans	65	—	—	35	1	4.22
Notes receivable	—	—	—	—	—	—

Shikoku	15,507	413	2.58	14,245	484	3.26

Consumer loans	8,508	340	3.85	6,944	341	4.69
Wide loans	4,590	42	0.91	4,609	86	1.82
Small business owner loans	2,032	24	1.17	2,231	39	1.70
Business Timely loans	237	2	1.20	335	14	4.14
Secured loans	131	3	2.29	117	2	2.24
Notes receivable	8	—	—	5	—	—

Kyushu	23,177	675	2.78	22,716	846	3.52

Consumer loans	5,752	339	5.58	4,733	345	6.81
Wide loans	10,606	179	1.62	10,421	280	2.56
Small business owner loans	5,433	102	1.81	6,078	142	2.22
Business Timely loans	1,266	53	4.06	1,385	67	4.63
Secured loans	119	—	—	98	10	9.27
Notes receivable	—	—	—	—	—	—

Note: Ratio of loans charged off = Loans charged off ÷ (Loans receivable + Loans charged off + bankrupt and delinquent loans receivable)

non-consolidated

Interest rate on loans outstanding and borrowing

	(%)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Contractual interest rate	26.9	26.6	26.3	25.9	25.3	25.6	25.1
Consumer loans + VIP loans	28.8	28.7	28.2	27.6	27.3	27.4	27.1
(Consumer loans)	(28.8)	(28.7)	(28.2)	(28.1)	(27.8)	(27.9)	(27.7)
(VIP loans)	—	—	—	(25.5)	(25.5)	(25.5)	(25.5)
Wide loans	25.5	25.5	25.3	24.9	24.5	24.7	24.3
Small business owner loans + Business Timely loans	25.5	25.5	25.8	25.7	25.1	25.4	25.0
(Small business owner loans)	(25.5)	(25.5)	(25.2)	(24.8)	(24.4)	(24.5)	(24.3)
(Business Timely loans)	—	(28.4)	(28.0)	(27.8)	(27.5)	(27.5)	(27.3)

Note: Figures are weighted average rates at the end of the period.

	(millions of yen, %)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total borrowings at period end	81,651	100,232	118,259	130,058	152,394	141,114	140,863
Short-term (includes CP)	7,977	1,872	1,740	1,400	5,500	5,050	4,500
Long-term (includes bonds)	73,674	98,360	116,519	128,658	146,894	136,064	136,363
Total amount of borrowing by effective fixed interest rate	56,275	79,838	102,282	106,931	87,870	85,213	80,481
Fixed rate (includes bonds)	15,033	38,838	61,282	74,931	87,870	74,213	80,481
Interest rate caps/swaps	41,242	41,000	41,000	32,000	—	11,000	—
% of borrowing by effective fixed interest rate	68.9	79.7	86.5	82.2	57.7	60.4	57.1
Weighted average borrowings rate at the end of period	4.0	3.7	3.2	2.8	2.3	2.5	2.3
Direct	—	3.2	3.0	2.7	2.3	2.4	2.2
Indirect	4.0	3.7	3.3	2.8	2.4	2.5	2.4
Weighted average borrowings rate for the period (all cost included)	4.0	4.1	3.7	3.1	2.6	2.8	2.3
Direct	1.4	3.0	3.1	2.8	2.5	2.6	2.2
Indirect	4.0	4.2	3.9	3.4	2.7	2.9	2.4
(borrowing cost only)	3.7	3.9	3.5	3.0	2.6	2.7	2.4

non-consolidated

Breakdown of borrowings as of September 30, 2003

	(millions of yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total borrowings	81,651	100,232	118,259	130,058	152,394	141,114	140,863
Indirect	81,651	86,252	79,279	80,558	104,920	101,114	96,186
Banks	32,941	39,234	47,443	57,551	64,875	68,124	63,522
Life insurance companies	2,883	2,435	1,324	437	200	264	140
Non-life insurance companies	6,951	8,566	3,728	1,600	2,327	2,413	1,696
Other financial institutions	687	500	1,075	2,247	3,829	2,119	3,921
Nonbanks	38,187	35,515	25,707	18,722	33,688	28,194	26,906
Direct	—	13,980	38,980	49,500	47,474	40,000	44,677
Bonds/Convertible bonds	—	13,980	38,980	49,500	41,500	36,500	37,000
Commercial Papers	—	—	—	—	2,400	3,500	1,400
Other	—	—	—	—	3,574	—	6,277

% change from the previous fiscal year-end

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total borrowings	7.7	22.8	18.0	10.0	17.2	8.5	-7.57%
Indirect	8.3	5.6	-8.1	1.6	30.2	25.5	-8.32%
Banks	18.1	19.1	20.9	21.3	12.7	18.4	-2.09%
Life insurance companies	-39.0	-15.5	-45.6	-67.0	-54.2	-39.6	-30.00%
Non-life insurance companies	-13.7	23.2	-56.5	-57.1	45.4	50.7	-27.11%
Other financial institutions	-6.5	-27.2	115.0	109.0	70.4	-5.7	2.40%
Nonbanks	12.4	-7.0	-27.6	-27.2	79.9	50.6	-20.13%
Direct	—	—	178.8	27.0	-4.1	-19.2	-5.89%
Bonds/Convertible bonds	—	—	178.8	27.0	-16.2	-26.3	-10.84%
Commercial Papers	—	—	—	—	—	—	-41.67%
Other	—	—	—	—	—	—	75.64%

% of total

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Total borrowings	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Indirect	100.0	86.1	67.0	61.9	68.8	71.7	68.3
Banks	40.3	39.1	40.1	44.3	42.6	48.3	45.1
Life insurance companies	3.5	2.4	1.1	0.3	0.1	0.2	0.1
Non-life insurance companies	8.5	8.5	3.2	1.2	1.5	1.7	1.2
Other financial institutions	0.8	0.5	0.9	1.7	2.5	1.5	2.8
Nonbanks	46.8	35.4	21.7	14.4	22.1	20.0	19.1
Direct	—	13.9	33.0	38.1	31.2	28.3	31.7
Bonds/Convertible bonds	—	13.9	33.0	38.1	27.2	25.9	26.2
Commercial Papers	—	—	—	—	1.6	2.4	1.0
Other	—	—	—	—	2.4	—	4.5

non-consolidated

Financial ratios

	(millions of yen except %)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Operating income	7,461	8,599	9,495	9,721	10,463	4,455	5,235
Ordinary income	7,411	8,002	9,217	9,431	10,304	4,450	5,241
Net income	3,268	4,421	5,230	4,978	4,945	2,387	2,665
Dividend pay-out ratio (%)	16.3	14.6	14.5	16.6	19.4	—	—
Shareholders’ equity ratio (%)	25.1	24.6	24.2	24.4	22.3	23.2	24.3
Dividend on equity (%)	1.9	1.9	1.9	2.0	2.1	—	—
Return on equity (%)	12.0	14.1	14.3	12.1	11.2	5.5	5.8
Operating income to total assets (%)	6.8	6.8	6.3	5.7	5.5	2.4	2.7
Ordinary income to total assets (%)	6.7	6.3	6.2	5.6	5.4	2.4	2.7
Return on assets (%)	3.0	3.5	3.5	2.9	2.6	1.3	1.4
Operating margin (%)	28.1	29.6	29.6	26.7	25.3	22.0	25.2
Ordinary income margin (%)	27.9	27.5	28.8	25.9	24.9	22.0	25.2
Net income margin (%)	12.3	15.2	16.3	13.7	12.0	11.8	12.8
Current ratio (%)	202.1	265.7	341.1	310.6	299.2	289.6	253.0
Fixed assets ratio (%)	35.5	37.7	32.9	26.7	21.7	27.0	20.7

non-consolidated

Adjusted per share data

Adjusted per share data	(yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Net income	25.3	33.9	39.9	37.4	37.9	18.4	21.2
Shareholders’ equity	223.7	261.8	297.9	329.1	354.5	340.1	376.6
Cash dividends	4.2	5.0	5.8	6.3	7.5	3.3	3.8

% change from respective figures at the end of or for the corresponding period of previous fiscal year						(%)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Net income	23.0	34.2	17.7	-6.3	1.4	17.1	15.2
Shareholders’ equity (compare to the end of the previous year)	10.6	17.0	13.8	10.5	7.7	3.3	6.2
Cash dividends	25.2	19.9	16.6	7.2	20.0	3.8	15.4

Per share data (unadjusted)						(yen)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

Net income	307.8	411.9	484.7	151.0	75.9	36.8	21.2
Shareholders’ equity	2,689.1	3,146.5	3,580.4	1,317.9	709.0	680.2	376.6
Cash dividends	50.0	60.0	70.0	25.0	15.0	6.5	3.8

Shares outstanding and stock splits						(thousands of shares)

	99/3	00/3	01/3	02/3	03/3	02/9	03/9

As of the end of the period	10,667	10,780	10,909	32,955	63,229	64,710	123,488
Weighted-average for the period	10,621	10,732	10,790	32,967	64,460	64,853	125,633

Stock splits				01/5	02/5		03/5
				1➢3	1➢2		1➢2

Issuance of common stock	99/3	00/3	01/3	02/3	03/3	02/9	03/9
	46	113	128	22,246	33,156	33,156	66,312

Note 1: 46,179 new shares were issued as a result of the exercise of warrants during FY 1998.
Note 2: 113,353 new shares were issued as a result of the exercise of warrants during FY 1999.
Note 3: 128,760 new shares were issued as a result of the exercise of warrants during FY 2000.
Note 4: 21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001.
Note 5: 428,000 new shares were issued as a result of the exercise of stock option during FY 2001.
Note 6: 33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.
Note 7: 66,312,028 new shares were issued as a result of a 2 for 1 stock split in May 2003.